Exhibit 99.1

BMC SOFTWARE EXTENDS CASH TENDER OFFERS FOR ITS 4.25% NOTES DUE

2022 AND 4.50% NOTES DUE 2022

HOUSTON, September 6, 2013 — BMC Software, Inc. (NASDAQ: BMC) (the “Company” or “BMC Software”) announced today that it has extended the expiration date for its previously announced tender offers (the “Tender Offers”) to purchase for cash any and all of its issued and outstanding 4.25% Notes due 2022 (the “4.25% Notes”) and 4.50% Notes due 2022 (the “4.50% Notes” and, together with the 4.25% Notes, the “Notes”) upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement (the “Statement”) and the accompanying Letter of Transmittal and Consent (the “Letter of Transmittal”), each dated as of July 18, 2013. The Tender Offers are being made in connection with the Agreement and Plan of Merger, dated as of May 6, 2013, by and among the Company, Boxer Parent Company Inc., a Delaware corporation (“Parent”) and Boxer Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as amended from time to time, pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation (such transaction, the “Acquisition”).

The Tender Offers, previously scheduled to expire at 5:00 p.m. New York City time on August 15, 2013, and subsequently extended to expire at 5:00 p.m. New York City time on September 5, 2013, will now expire at 5:00 p.m. New York City time on September 9, 2013 (such time and date, as may be extended, the “Expiration Date”). The Tender Offers remain subject to all previously announced terms and conditions.

As of 5:00 p.m., New York City time, on September 5, 2013, $453,809,000 aggregate principal amount of 4.25% Notes, representing 90.76% of the 4.25% Notes, were tendered and $270,274,000 aggregate principal amount of 4.50% Notes, representing 90.09% of the 4.50% Notes, were tendered.

This press release constitutes an amendment to the Statement and Letter of Transmittal. Except as set forth herein, the complete terms and conditions of the Tender Offers remain the same as set forth in the Statement and Letter of Transmittal previously distributed to eligible holders of the Notes.

Holders of the Notes may obtain copies of the Statement and the related Letter of Transmittal from the Information Agent and Tender Agent, D.F. King and Co., Inc., at (212) 269-5550 (collect, for banks and brokers only) and (800) 967-4604 (toll free).

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security.

No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers will only be made pursuant to the terms of the Statement and the related Letter of Transmittal.

Business runs better when IT runs at its best.

Tens of thousands of IT organizations around the world — from small and mid-market businesses to the Global 100 — rely on BMC Software to manage their business services and applications across distributed, mainframe, virtual and cloud environments. BMC Software helps customers cut costs, reduce risk and achieve business objectives with the broadest choice of IT management solutions, including industry-leading Business Service Management and Cloud Management offerings. For the four fiscal quarters ended March 31, 2013, BMC Software revenue was approximately $2.2 billion. www.bmc.com

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2013 BMC Software, Inc.

Additional Information and Where to Find It

Investors and security holders may obtain a free copy of documents filed by BMC Software with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of BMC Software’s filings with the SEC from BMC Software’s website at http://investors.bmc.com/sec.cfm or by directing a request to: BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042-2827, Attn: Investor Relations, (713) 918-1805.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Tender Offers and all other statements herein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2013 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Contact Details

Mark Stouse, Global Communications

Mobile 281-468-1608

mark_stouse@bmc.com

Derrick Vializ, Investor Relations

Office 713-918-1805

derrick_vializ@bmc.com

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